EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to the Tempur Sealy International, Inc. 2013 Equity Incentive Plan, and to the incorporation by reference therein of our reports dated February 1, 2013, except for matters discussed in Note 18 pertaining to guarantor and non-guarantor financial information, as to which the date is April 1, 2013, with respect to the consolidated financial statements and schedule of Tempur-Pedic International Inc. and Subsidiaries, included in its Form 8-K dated April 1, 2013, filed with the Securities and Exchange Commission. We also consent to the incorporation by reference of our report dated February 1, 2013 with respect to the effectiveness of internal control over financial reporting of Tempur-Pedic International Inc. and Subsidiaries, included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Louisville, Kentucky

November 8, 2013